BlackRock Energy and Resources Trust

Cusip:   09250U101

Ticker:  BGR

Record Date	June 16, 2014
Pay Date	June 30, 2014

Distribution Amount per share	$0.405000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.099485	25%	$0.206029	6%
Net Realized Short-Term Capital Gains	$-	0%	$0.507016	14%
Net Realized Long-Term Capital Gains	$0.180809	45%	$2.877249	77%

Return of Capital	$0.124706	30%	$0.124706	3%

Total (per common share)	$0.405000	100%	$3.715000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on May 31, 2014				14.45%

Annualized current distribution rate expressed as a percentage of NAV as of May 31, 2014				5.64%

Cumulative total return (in relation to NAV) for the fiscal year through May 31, 2014				8.38%

Cumulative fiscal year distributions as a percentage of NAV as of May 31, 2014				11.53%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The Trust estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Trust is paid back to you. A return of capital does not necessarily reflect the Trust’s investment performance and should not be confused with ‘yield’ or ‘income’. When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 800-882-0052

BlackRock Energy and Resources Trust

Cusip:   09250U101

Ticker:  BGR

Record Date	September 15, 2014
Pay Date	September 30, 2014

Distribution Amount per share	$0.135000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.025945	19%	$0.254791	7%
Net Realized Short-Term Capital Gains	$0.094150	70%	$0.648829	17%
Net Realized Long-Term Capital Gains	$0.002458	2%	$2.933933	76%

Return of Capital	$0.012447	9%	$0.012447	0%

Total (per common share)	$0.135000	100%	$3.850000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on August 31, 2014				14.39%

Annualized current distribution rate expressed as a percentage of NAV as of August 31, 2014				5.62%

Cumulative total return (in relation to NAV) for the fiscal year through August 31, 2014				10.46%

Cumulative fiscal year distributions as a percentage of NAV as of August 31, 2014				12.89%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 800-882-0052

BlackRock Energy and Resources Trust

Cusip:   09250U101

Ticker:  BGR

Record Date	October 15, 2014
Pay Date	October 31, 2014

Distribution Amount per share	$0.135000
Special Distribution Amount per share	$0.270000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.006320	2%	$0.261111	6%
Net Realized Short-Term Capital Gains	$0.049239	12%	$0.698068	16%
Net Realized Long-Term Capital Gains	$-	0%	$2.946380	70%

Return of Capital	$0.349441	86%	$0.349441	8%

Total (per common share)	$0.405000	100%	$4.255000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on September 30, 2014				10.91%

Annualized current distribution rate expressed as a percentage of NAV as of September 30, 2014				6.04%

Cumulative total return (in relation to NAV) for the fiscal year through September 30, 2014				3.28%

Cumulative fiscal year distributions as a percentage of NAV as of September 30, 2014				14.37%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 800-882-0052